EXHIBIT 99.1


NEW YORK HEALTH CARE


                              FOR IMMEDIATE RELEASE
                              ---------------------

              NEW YORK HEALTH CARE ANNOUNCES FIRST QUARTER RESULTS
              ----------------------------------------------------

Brooklyn, NY - May 16, 2003 - NEW YORK HEALTH CARE, INC. (THE "COMPANY") (NASDAQ SMALLCAP MARKET: BBAL) today announced financial results for the quarter ended March 31, 2003. (See accompanying table).

On January 2, 2003, The BioBalance Corp. ("BioBalance") acquired New York Health Care in a transaction accounted for as a reverse acquisition. In accordance with the applicable accounting principles, the Company recognized goodwill of $18,770,000, related to the home care business. This goodwill figure was based upon the market value of NYHC common stock at the time of the merger. Based however, upon an independent valuation of this business versus its purchase price, the Company has recorded a non-cash, non-recurring impairment to goodwill charge of $17,869,339. The first quarter net loss $18,828,915 also includes a non-cash expense of $753,000 resulting from an increase in the fair value of the options as a result of the merger. Without these two non-cash items, the consolidated net loss would be $383,000. This amount includes net income of $156,000 from the operations of the home health care segment offset by operating losses of $539,000 from the BioBalance segment.

Although New York Health Care is the parent corporation, and BioBalance is its wholly-owned subsidiary, the Company's financial statements reflect the historical results of BioBalance prior to January 2, 2003, and the consolidated results of operations of the Company subsequent to the acquisition date of January 2, 2003. The Company's condensed consolidated financial statements have been retroactively adjusted to give effect to the reverse acquisition on January 2, 2003, and the amendment of its certificate of incorporation to implement the 1 for 1.5 share reverse stock split and to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares and preferred stock from 2,000,000 shares to 5,000,000 shares.

The Company's post acquisition balance sheet remains strong. Consolidated cash balances at the end of first quarter totaled $8,263,438. The home health care business, which generates cash from operations, also has a $4 million line of credit in place; at March 31, 2003, there were no borrowings against this line.

Commenting, Jerry Braun, President and Chief Executive Officer of New York Health Care, stated, We are especially pleased with the progress at BioBalance, including a number of key executive, scientific and regulatory hires, the launch of a new website, receipt of our core patent, scientific and regulatory progress, and industry exposure for our unique approach to relieving gastrointestinal disorders, in particular, Irritable Bowel Syndrome."

Mr. Braun continued, "BioBalance expects to complete the "generally recognized as safe," or "GRAS" determination process in late 2003. Once obtained, we can begin the process of commercializing our first BioBalance product, PROBACTRIX(TM), as a medical food in the U.S. market."


                                     (more)
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                                                                    EXHIBIT 99.1
New York Health Care News Release                                      Page 2
May  16,  2003


BioBalance owns "probiotic" technology, intellectual property and has a fully developed product for the treatment of gastrointestinal diseases and disorders in animals and humans, including Irritable Bowel Syndrome ("IBS") and chronic diarrhea. It is in the process of compliance with applicable regulatory requirements for the introduction of its first product, PROBACTRIX(TM), to the United States market as a medical food. According to some sources, the number of Americans that suffer from Irritable Bowel Syndrome ("IBS") could be as high as 55 million. Overall, it is estimated that there are well over 100 million IBS sufferers around the world.

New York Health Care is a licensed home health care agency engaged primarily in supplying the services of paraprofessionals who provide a broad range of health care support services to patients in their homes.

SAFE HARBOR STATEMENT In addition to historical information, certain of the statements in the preceding paragraphs, particularly those anticipating future events, financial performance, business prospects and growth and operating strategies constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope or similar expressions. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, satisfaction of approvals and conditions applicable to the transaction described above, the company's ability to implement its strategies and achieve its objectives and the risks and uncertainties described in reports filed by the company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation, cautionary statements made in the company's 2002 Annual Report on Form 10-K, the company's Form S-4 Registration Statement, its latest quarterly report on Form 10-Q and periodic report on Form 8-K/A.

CONTACT:                          -or-     INVESTOR  RELATIONS  COUNSEL:
New York Health Care                       The Equity Group Inc.
Jerry Braun, President & C.E.O.            Linda Latman     (212) 836-9609
(718) 375-6700                             www.theequitygroup.com
                                           ----------------------

The BioBalance Corp.
Jeanne Quinto
(212) 679-7778
investorrel@thebiobalancecorp.com
---------------------------------


                            (See Accompanying Tables)

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
                                                                    EXHIBIT 99.1
New York Health Care News Release                                      Page 3
May 16, 2003


                    NEW YORK HEALTH CARE, INC. & SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   For The Three Months Ended
                                                           March  31,
                                                  ---------------------------
                                                    2003 (1)       2002 (1)
                                                  -------------  ------------
Net patient service revenue                       $ 11,994,489   $         -
                                                  -------------  ------------

Expenses:
  Professional care of patients                      9,706,778             -
  Product development                                   94,996        87,946
  General and administrative                         3,030,303       240,177
  Goodwill impairment (2)                           17,869,339             -
  Bad debts expense                                     15,000             -
  Depreciation and amortization                        114,488        52,000
                                                  -------------  ------------

    Total operating expenses                        30,830,904       380,123
                                                  -------------  ------------

 Loss from operations                              (18,836,415)     (380,123)

Non-operating expenses:
  Interest income                                        8,217             -
  Interest expense                                        (717)            -
                                                  -------------  ------------


Net loss                                          $(18,828,915)  $  (380,123)
                                                  =============  ============

Basic and diluted loss per share                  $      (0.79)  $      (.02)
                                                  =============  ============

Weighted and diluted average shares outstanding     23,912,406    19,970,474
                                                  =============  ============

(1) On January 2, 2003, The BioBalance Corp. ("BioBalance") acquired New York Health Care in a transaction accounted for as a reverse acquisition. Although New York Health Care is the name of the surviving public corporate entity, and BioBalance is its wholly-owned subsidiary, the Company's financial statements reflect the historical results of BioBalance, prior to January 2, 2003 and the consolidated results of operations of the Company subsequent to the acquisition date of January 2, 2003. The Company's condensed consolidated financial statements have been retroactively adjusted to give effect to the reverse acquisition on January 2, 2003. At that time, the Company amended its certificate of incorporation increasing the number of authorized common stock from 50,000,000 shares to 100,000,000 shares and preferred stock from 2,000,000 shares to 5,000,000 shares.

(2) As a result of the merger early in the year, the Company recognized goodwill of $18,750,000, related to the home care business. Based upon an independent valuation of this business versus its purchase price, the Company recorded a non-cash, non-recurring impairment to goodwill charge of $17,869,339. The first quarter net loss $18,828,915 also includes a non-cash loss of $753,000 resulting from an accounting charge due to the issuance of variable options. Without these two non-cash items, the consolidated net loss would be $383,000, comprised of net income of $156,000 from the operations of the home health care segment

                                                                    EXHIBIT 99.1
New York Health Care News Release                                      Page 4
May 16, 2003


                                           CONSOLIDATED BALANCE SHEETS
                                                      ASSETS

                                                                      March 31, 2003 (1)   December 31, 2002 (1)
                                                                      -------------------  ---------------------
                                                                          (Unaudited)
Current assets:
  Cash and cash equivalents                                           $        8,263,438   $          2,625,378
  Restricted cash                                                                200,000                100,000
  Due from lending institution                                                   141,792                      -
  Accounts receivable, net of allowance for uncollectible
    amounts of $327,000                                                        5,675,969                      -
  Subscriptions receivable                                                             -                290,000
  Unbilled services                                                               52,967                      -
  Prepaid expenses and other current assets                                      341,357                 36,342
                                                                      -------------------  ---------------------
      Total current assets                                                    14,675,523              3,051,720

Property and equipment, net                                                      219,606                      -
Goodwill, net                                                                    900,587                      -
Other intangible assets, net                                                   2,355,311              1,936,033
Deferred merger costs                                                                  -                248,363
Other assets                                                                      74,229                 23,333
                                                                      -------------------  ---------------------
      Total assets                                                    $       18,225,256   $          5,259,449
                                                                      ===================  =====================

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accrued payroll                                                     $        1,113,644                      -
  Current portion of lease obligations payable                                    12,576                      -
  Accounts payable and accrued expenses                                        7,179,885   $            349,182
  Due to HRA                                                                   2,292,418                      -
                                                                      -------------------  ---------------------
      Total current liabilities                                               10,598,523                349,182
                                                                      -------------------  ---------------------

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized; Class A Preferred, 590,375 authorized,
    issued and outstanding                                                         5,904                      -
  Common stock, $.01 par value, 100,000,000 shares
    authorized; 23,943,821 shares issued and 23,918,975 outstanding as of March 31, 2003; 50,000,000 shares authorized;
    21,116,494 shares issued and outstanding as of
    December 31, 2002                                                            239,438                211,165
  Additional paid-in capital                                                  28,093,015              6,550,328
  Deficit                                                                    (20,680,141)            (1,851,226)
  Less: Treasury stock (24,846 common shares at cost)                            (31,483)                     -
                                                                      -------------------  ---------------------
      Total shareholders' equity                                               7,626,733              4,910,267
                                                                      -------------------  ---------------------
      Total liabilities and shareholders' equity                      $       18,225,256   $          5,259,449
                                                                      ===================  =====================

(1)  On  January  2,  2003,  BioBalance acquired New York Health Care in a transaction accounted for as a reverse acquisition.  The Balance Sheet above reflect the historical results of the predecessor entity, BioBalance, prior to  January  2, 2003 and the consolidated results of operations of the Company subsequent to the acquisition date of  January  2, 2003.  The common stock and per share information have been retroactively adjusted to give effect to  the  reverse  acquisition  on  January  2,  2003.
     In  January  2003,  the  Company  amended its certificate of incorporation to provide for an increase in the
Company's number of authorized common stock and preferred stock.  The authorized number of common stock increased from 50,000,000 shares to a total of 100,000,000 shares.  The authorized number of preferred stock increased from
2,000,000  shares  to  a  total  of  5,000,000  shares.


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